                                     BY-LAWS                        EXHIBIT 3(B)
                                       OF
                            LINDSAY MANUFACTURING CO.

         (AMENDED AND RESTATED BY BOARD OF DIRECTORS ON APRIL 28, 2000)

                                   ARTICLE I

                                     OFFICES


     SECTION 1.1. REGISTERED OFFICE. The registered office of the Company in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

     SECTION 1.2. OTHER OFFICES. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the fourth Tuesday in January in each year, but may be adjusted by direction of the Board of Directors given not less than 20 days prior to the date herein fixed, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day herein designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the stockholders as soon thereafter as convenient.

     SECTION 2.2. NO STOCKHOLDER CONSENT; SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation ("Preferred Stock"), any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as such term is defined in Article EIGHTH of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation")).

     SECTION 2.3. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as the Board of



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Directors shall by resolution designate as the place of such meeting. Meetings of stockholders for any other purpose may be held at such place within or without the State of Delaware and at such time as shall be determined by the Chairman of the Board, or in his absence, by the Secretary and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.4. NOTICE OF MEETINGS. Written or printed notice stating the place, date and hour of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such stockholder's address as it appears on the records of the Company.

     SECTION 2.5. STOCKHOLDER LIST. At least 10 days before every meeting of stockholders, the Secretary shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares having the right to vote registered in the name of each such stockholder. Such list shall be open to examination by any stockholder of the Company during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held or at the corporate office of the Company, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any such stockholder who may be present.

     SECTION 2.6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the Company for the transaction of business, except as otherwise provided by statute or these By-Laws. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting if the adjournment is for thirty days or less or unless after the adjournment a new record date is fixed, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     SECTION 2.7. PROXIES. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such proxy provides for a longer period, and shall be filed with the Secretary of the Company before, or at the time of, the meeting.

     SECTION 2.8. VOTING. At every meeting of the stockholders, each stockholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such stockholder on the books of the Company. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares present in person



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or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by statute, the Certificate of Incorporation or these By-Laws.

     SECTION 2.9. VOTING OF CERTAIN SHARES. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee and entitled to vote may be voted by such trustee, either in person or by proxy to the full extent provided by Delaware law. Shares standing in the name of a receiver and entitled to vote may be voted by such receiver. A stockholder, some or all of whose shares otherwise entitled to vote are pledged, shall be entitled to vote such pledged shares unless, in the transfer of such pledged shares on the books of the Company, such stockholder or pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Shares standing in the name of two or more persons and shares with two or more persons having the same fiduciary relationship respecting such shares shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     SECTION 2.10. TREASURY STOCK. Shares of this Company's stock held by this Company, or by another corporation of which a majority of the shares entitled to vote in the election of directors of such corporation is held by this Company, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares. Nothing in this section shall be construed as limiting the right of this Company to vote shares of its own stock held by it in a fiduciary capacity.

     SECTION 2.11. STOCKHOLDER INTRODUCTION OF BUSINESS AND NOMINATION OF DIRECTOR CANDIDATES.

     (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 2.11(a), or, with respect to the nomination of directors, Section 2.11(c). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description



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of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 2.11(a). The officer of the Company or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11(a) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         (b) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         (c) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders at which directors are to be elected only
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.11(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Company not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later that the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of Section 2.11(c). The officer of the Company or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in



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accordance with such provisions and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE III

                                    DIRECTORS

     SECTION 3.1. NUMBER, TERM OF OFFICE AND ELECTION.

         (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

         (b) The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, whose size shall be as equal as possible.

         (c) The term of office of the first class shall expire at the 1988 annual meeting of stockholders, the term of office of the second class shall expire at the 1989 annual meeting of stockholders, and the term of office of the third class shall expire at the 1990 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. When creating a new directorship through expansion of the size of the Board, the Board shall designate the class depending upon the commencement of the term of office of the new director. At each annual meeting of stockholders, commencing with the 1988 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii) if authorized by a resolution of the Board of Directors, directors may be elected by the stockholders to fill any vacancy on the Board of Directors regardless of how such vacancy shall have been created.

         (d) Directors need not be stockholders of this Company nor residents of the State of Delaware.

     SECTION 3.2. RESIGNATIONS, VACANCIES AND REMOVAL.

         (a) Any director may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.



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         (b) Subject to the rights of the holders of any class or series of
Preferred Stock, and unless the Board of Directors otherwise determines by resolution, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

         (c) Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

     SECTION 3.3. MANAGEMENT OF AFFAIRS OF COMPANY. The property and business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by stockholders. In case the Company shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, such directors shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested directors shall become advised of the circumstances; and no such contract or transaction shall be void or voidable solely by reason of such disclosed interest or solely because such interested director was present at or participated in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if the board or committee thereof in good faith authorized such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or directors. In the case of continuing relationships in the normal course of business, such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

     SECTION 3.4. REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or any two directors to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the



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notice of such meeting; and notice thereof shall be given as provided in Section
3.6 of these By-Laws.

     SECTION 3.6. NOTICE OF SPECIAL MEETINGS. Except as otherwise prescribed by statute, written notice of the time and place of each special meeting of the Board of Directors shall be given at least three days prior to the time of holding the meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by statute or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice, of such meeting. (See also Articles IV and X of these By-Laws).

     SECTION 3.7. QUORUM. At each meeting of the Board of Directors, the presence of not less than a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In determining the presence of a quorum at a meeting of the directors or a committee thereof for the purpose of authorizing a contract or transaction between the Company and one or more of its directors, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors are directors or officers, or have a financial interest, such interested directors may be counted in determining a quorum.

     SECTION 3.8. PRESUMPTION OF ASSENT. Unless otherwise provided by statute, a director of the Company who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or such committee.

     SECTION 3.10. PRESIDING OFFICER. The presiding officer of any meeting of the Board of Directors shall be the Chairman of the Board or, in his absence, any other director elected Chairman by vote of a majority of the directors present at the meeting.



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     SECTION 3.11. COMMITTEE OF DIRECTORS. The Board of Directors may, by
resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more directors of the Company, which to the extent provided in the resolution shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member thereof. In the absence or disqualification of any member of such committee or committees and appointed alternates who have had notice of such meeting, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 3.12. EXECUTIVE COMMITTEE. The Board of Directors may, in its discretion, by resolution passed by a majority of the Whole Board, designate an Executive Committee of the Board of Directors, which committee shall consist of at least three directors and shall have and exercise such of the authority of the Board of Directors when the Board is not in session in the management of the Company as shall be delegated to it from time to time by the Board of Directors. The creation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. The directors may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee. If established, the Executive Committee shall consider and report to the Board of Directors such matters as shall be referred to the Executive Committee by the Board from time to time.

     SECTION 3.13. FEES AND COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, directors who are not employees of the Company may receive an annual retainer fee for serving as a director and may receive meeting fees for attendance at each regular or special meeting of the Board of Directors or any standing or special committees of the Board of Directors. An additional annual retainer fee may be paid to the Chairman of the Board of Directors or the Chairman of any standing or special committee of the Board of Directors. Directors may also receive a per diem payment for their services on behalf of the Company and may receive annual or special grants of stock, stock options or other forms of incentive compensation which will provide directors with an equity interest in the Company. Members of the Board of Directors shall also be allowed their reasonable traveling expenses when actually engaged in the business of the Company. Nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

     SECTION 3.14. RELIANCE UPON RECORDS. Every director of the Company, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.11 or Section 3.12 of these By-Laws, shall, in the performance of his duties, be fully protected



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in relying in good faith upon the books of account or reports made to the
Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company including, without limiting the generality of the foregoing, those as to the value and amount of assets, liabilities and/or net profits of the Company, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid, or with which the Company's stock might properly be purchased or redeemed.

     SECTION 3.15. AGE LIMITATION. If a director becomes 70 years old during his term of office, he shall retire from the Board of Directors effective no later than the annual meeting following his 70th birthday at which his term of office ends and may not be renominated to serve for another term. If any director retires because of the age limitation contained herein, the vacancy resulting therefrom shall be filled by a vote of the stockholders at the annual meeting at which the vacancy occurs.

     SECTION 3.16. INDEMNIFICATION AGREEMENTS. The Board of Directors may authorize the Company to enter into agreements providing persons who serve as directors, officers, employees, agents or consultants of the Company or as officers or directors of other corporations, partnerships or other business enterprises at the request or direction of the Company with indemnification against liabilities and costs in accordance with the indemnification provisions of the Company's Certificate of Incorporation and as otherwise permitted by
Section 145(f) of the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                     NOTICES

     SECTION 4.1. MANNER OF NOTICE. Whenever under the provisions of the statutes or these By-Laws notice is required to be given to any director, member of any committee designated by the Board of Directors pursuant to authority conferred by Sections 3.11 or 3.12 of these By-Laws or stockholder, it shall not be construed to require personal delivery, and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed to (or by delivering it to a telegraph company, charges prepaid, for transmission to) such director, member or stockholder either at the address of such director, member or stockholder as it appears on the books of the Company or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company).

     SECTION 4.2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



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                                   ARTICLE V

                                    OFFICERS

     SECTION 5.1. OFFICES AND OFFICIAL POSITIONS. The officers of the Company shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Chairman of the Board shall be a director of the Company. Otherwise, none of the officers need be a director, a stockholder of the Company or a resident of the State of Delaware. The Board of Directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the Company are divided, pursuant to Section 6.1 of these By-Laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the Company. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

     SECTION 5.2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the stockholders. If the election of officers shall not be held at such meeting of the Board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office for such term or during the pleasure of the Board of Directors as the Board of Directors shall specify, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided.

     SECTION 5.3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board or to the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Removal or resignation of any officer as set forth in these By-Laws shall not affect rights and liabilities in any contract between the officer and the Company.

     SECTION 5.4. VACANCIES. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 5.5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a director of the Company. He shall preside at all meetings of the stockholders, the Board of Directors or committees of the Board of which he is a member. He shall have power to execute



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deeds, mortgages, bonds, contracts or other instruments of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Chairman of the Board to some other officer or agent of the Company. He shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these By-Laws or action of the Board of Directors. The Chairman of the Board may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Company, the issuance of which shall have been duly authorized by the Board of Directors, and may vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Company. Subject to the control of the Board of Directors, he shall have the overall supervision of the business and direct the affairs and policy of the Company.

     SECTION 5.6. PRESIDENT. The President shall, in general, supervise and administer all of the business and affairs of the Company. In the event of the absence or inability to act of the Chairman of the Board, he shall perform all duties of the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these By-Laws or action of the Board of Directors or the Chairman of the Board. He shall also have power to execute deeds, mortgages, bonds, contracts or other instruments of the Company except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Chairmen of the Board or by the President to some other officer or agent of the Company. The President may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Company, the issuance of which shall have been duly authorized by the Board of Directors, and may vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Company.

     SECTION 5.7. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee; in the absence of the Chairman of the Board, he shall preside at all meetings of stockholders and the Board of Directors; he shall act in an advisory capacity to the Chairman of the Board in all matters concerning the interest and management of the Company; and he shall perform such other duties as may be assigned to him by the Directors or the Chairman of the Board. In the event of the absence or disability of the Chairman of the Board, he shall assume the duties and responsibilities of the office of the Chairman of the Board.

     SECTION 5.8. VICE PRESIDENTS. In the absence or inability of the President, the Vice Presidents in order of their rank by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the Chairman of the Board shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may execute deeds, mortgages, bonds, contracts or other instruments of the Company except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Chairman of the Board or by the President or by such Vice President to some other officer or agent of the Company. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these By-Laws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively by the Chairman of the Board or the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of stock of the Company, the issuance of which shall have been authorized by the Board of Directors, and may vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Company.

     SECTION 5.9. SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and Committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) have charge of the corporate records and of the seal of the Company; (d) affix the seal of the Company, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Company under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws; (e) keep a register of the post office address of each stockholder, director and committee member, which shall from time to time be furnished to the Secretary by such stockholder, director or member; (f) sign with the Chairman of the Board, President, or a Vice President certificates for shares of stock of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; and (g) in general, perform all duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.

     SECTION 5.10. TREASURER. The Treasurer shall: (a) be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section
7.4 of these By-Laws; (c) disburse the funds of the Company as ordered by-the Board of Directors or Chairman of the Board, or as required in the ordinary conduct of the business of the Company; (d) render to the Chairman of the Board or Board of Directors, upon request, an account of all his transactions as Treasurer and on the financial condition of the Company; (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, by the Board of Directors or these By-Laws; and (f) sign with the Chairman of the Board, President, or a Vice President certificates for shares of stock of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

     SECTION 5.11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, perform all functions and duties which such absent officer may delegate; but such delegation shall in nowise relieve the absent officer from the responsibilities and liabilities of his office. In addition, an Assistant Secretary or an Assistant Treasurer, as thereto authorized by the Board of Directors, may sign with the Chairman of the Board, President, or a Vice President certificates for shares of stock of the Company, the issuance of which shall have been authorized by a resolution of the Board of Directors; and the Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board or Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the Board of Directors shall determine.

     SECTION 5.12. CONTROLLER. The Controller shall: (a) be responsible to the Board of Directors for the maintenance of adequate systems of internal accounting control over the Company's operations, investments, subsidiaries, and other interests; (b) maintain adequate accounting books and records, sufficient to meet requirements as specified by the Board of Directors for their own use, for internal use, or for properly constituted government agencies or regulatory bodies; (c) establish and maintain information, reporting, budgeting and planning systems as requested by the Chairman of the Board, Board of Directors, President, or Vice President of Finance; (d) cooperate and assist in independent audits and/or internal audits of the Company's books, records and operations as requested by the Board of Directors; and (e) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Chairman of the Board, by the Board of Directors, President, Vice President of Finance, or these By-Laws. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.

     SECTION 5.13. COMPENSATION. The compensation of the officers shall be fixed from time to time as may be authorized by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Company.

                                   ARTICLE VI

                                    DIVISIONS

     SECTION 6.1. DIVISIONS OF THE COMPANY. The Board of Directors shall have the power to create and establish such operating divisions of the Company as they may from time to time deem advisable.

     SECTION 6.2. OFFICIAL POSITIONS WITHIN A DIVISION. The Chairman of the Board may appoint individuals who are not officers of the Company to, and may, with or without cause, remove them from, official positions established within a division, but not filled, by the Board of Directors. (See also Section 5.1 of these By-Laws.)

                                  ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 7.1. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, or of any division thereof, and such authority may be general or confined in specific instances.

     SECTION 7.2. LOANS. No loans shall be contracted on behalf of the Company, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Company, or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 7.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, or any division thereof, shall be signed by such officer or officers, agent or agents of the Company, and in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 7.4. DEPOSITS. All funds of the Company, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

     SECTION 8.1. CERTIFICATE OF STOCK. The certificates of stock of the Company shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or
(b) by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such officer may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Company, such certificate may nevertheless be delivered by the Company, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Company for transfer shall be cancelled, and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the Company reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Company, as the Board of Directors may prescribe specifically or in general terms or by delegation to the transfer agent. (See Section 8.2 of these By-Laws).

     SECTION 8.2. LOST OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued by the Company to replace a certificate or certificates alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

     SECTION 8.3. TRANSFER OF STOCK. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the Company, subject to such rules and regulations as the Board o Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the Company, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Company by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Company.

     SECTION 8.4. RESTRICTIONS ON TRANSFER. Any stockholder may enter into an agreement with other stockholders or with the Company providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of common stock of the Company held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the Company the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholder by any third party. Any such limitation or restriction on the transfer of shares of this Company may be set forth on certificates representing shares of capital stock or notice thereof may be otherwise given to the Company or the transfer agent, in which case the Company or the transfer agent shall not transfer such shares upon the books of the Company without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction; provided, however, no such restriction, unless noted conspicuously on the security, shall be effective against anyone found by a court of competent jurisdiction to be other than a person with actual knowledge of the restriction.

     SECTION 8.5. NO FRACTIONAL SHARE CERTIFICATES. Certificates shall not be issued representing fractional shares of stock.

     SECTION 8.6. CLOSING TRANSFER BOOKS OR FIXING RECORD DATE. The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

     SECTION 8.7. STOCKHOLDERS OF RECORD. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1. FISCAL YEAR. The fiscal year of the Company shall begin on September 1 of each year and end on August 31 of the next succeeding calendar year.

     SECTION 9.2. SEAL. The corporate seal shall have inscribed thereon the name of the Company and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced, or otherwise.

                                   ARTICLE X

                                   AMENDMENTS

     SECTION 10.1. AMENDMENTS. These By-Laws may be amended, added to, rescinded or repealed at a meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, in the case of a meeting of the stockholders, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, any Preferred Stock Designation (as defined in the Certificate of Incorporation) or these By-Laws, the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, add to, rescind or repeal any provision of these By-Laws.

                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE I       OFFICES

     SECTION 1.1   Registered Office...........................................1
     SECTION 1.2   Other Offices...............................................1



ARTICLE II      MEETINGS OF STOCKHOLDERS

     SECTION 2.1.  Annual Meeting..............................................1
     SECTION 2.2.  No Stockholder Consent; Special Meetings....................1
     SECTION 2.3.  Place of Meetings...........................................1
     SECTION 2.4.  Notice of Meetings..........................................2
     SECTION 2.5.  Stockholder List............................................2
     SECTION 2.6.  Quorum......................................................2
     SECTION 2.7.  Proxies.....................................................2
     SECTION 2.8.  Voting......................................................2
     SECTION 2.9.  Voting of Certain Shares....................................3
     SECTION 2.10  Treasury Stock..............................................3
     SECTION 2.11. Stockholder Introduction of Business and Nomination
                   of Director Candidates......................................3



ARTICLE III     DIRECTORS

     SECTION 3.1.  Number, Term of Office and Election.........................5
     SECTION 3.2.  Resignations, Vacancies and Removal.........................5
     SECTION 3.3.  Management of Affairs of Company............................6
     SECTION 3.4.  Regular Meetings............................................6
     SECTION 3.5.  Special Meetings............................................6
     SECTION 3.6.  Notice of Special Meetings..................................7
     SECTION 3.7.  Quorum......................................................7
     SECTION 3.8.  Presumption of Assent.......................................7
     SECTION 3.9.  Action Without Meeting......................................7
     SECTION 3.10. Presiding Officer...........................................7
     SECTION 3.11. Committee of Directors......................................8
     SECTION 3.12. Executive Committee.........................................8
     SECTION 3.13. Fees and Compensation of Directors..........................8
     SECTION 3.14. Reliance Upon Records.......................................8
     SECTION 3.15. Age Limitation..............................................9
     SECTION 3.16. Indemnification Agreements..................................9



ARTICLE IV      NOTICES

     SECTION 4.1.  Manner of Notice...........................................10

     SECTION 4.2.  Waiver of Notice............................................9



ARTICLE V       OFFICERS

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE


     SECTION 5.1.  Offices and Official Positions..............................9
     SECTION 5.2.  Election and Term of Office................................10
     SECTION 5.3.  Removal and Resignation....................................10
     SECTION 5.4.  Vacancies..................................................10
     SECTION 5.5.  Chairman of the Board......................................10
     SECTION 5.6.  President..................................................11
     SECTION 5.7.  Chairman of the Executive Committee........................11
     SECTION 5.8.  Vice Presidents............................................11
     SECTION 5.9.  Secretary..................................................12
     SECTION 5.10. Treasurer..................................................12
     SECTION 5.11. Assistant Treasurers and Assistant Secretaries.............13
     SECTION 5.12. Controller.................................................13
     SECTION 5.13. Compensation...............................................13



ARTICLE VI      DIVISIONS

     SECTION 6.1.  Divisions of the Company...................................13
     SECTION 6.2.  Official Positions Within A Division.......................13



ARTICLE VII     CONTRACTS, LOANS, CHECK AND DEPOSITS

     SECTION 7.1.  Contracts and Other Instruments............................14
     SECTION 7.2.  Loans......................................................14
     SECTION 7.3.  Checks, Drafts, etc........................................14
     SECTION 7.4.  Deposits...................................................14



ARTICLE VIII    CERTIFICATES OF STOCK AND THEIR TRANSFER

     SECTION 8.1.  Certificate of Stock.......................................14
     SECTION 8.2.  Lost or Destroyed Certificates.............................15
     SECTION 8.3.  Transfer of Stock..........................................15
     SECTION 8.4.  Restrictions on Transfer...................................15
     SECTION 8.5.  No Fractional Share Certificates...........................16
     SECTION 8.6.  Closing Transfer Books or Fixing Record Date...............16
     SECTION 8.7.  Stockholders of Record.....................................16



ARTICLE IX      GENERAL PROVISIONS

     SECTION 9.1.  Fiscal Year................................................16
     SECTION 9.2.  Seal.......................................................16



ARTICLE X       AMENDMENTS

     SECTION 10.1. Amendments.................................................17